Exhibit 99.1

NEWS RELEASE For immediate release Christy McElroy 904 598 7616 ChristyMcElroy@regencycenters.com

Regency Centers Reports Second Quarter 2024 Results

JACKSONVILLE, Fla. (August 1, 2024) – Regency Centers Corporation (“Regency Centers”, “Regency” or the “Company”) (Nasdaq: REG) today reported financial and operating results for the period ended June 30, 2024 and provided updated 2024 earnings guidance. For the three months ended June 30, 2024 and 2023, Net Income Attributable to Common Shareholders was $0.54 per diluted share and $0.51 per diluted share, respectively.

Second Quarter Highlights

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Reported Nareit FFO of $1.06 per diluted share and Core Operating Earnings of $1.02 per diluted share
•
Raised 2024 Nareit FFO guidance to a range of $4.21 to $4.25 per diluted share and 2024 Core Operating Earnings guidance to a range of $4.06 to $4.10 per diluted share
•
The midpoint of 2024 Core Operating Earnings guidance represents approximately 4% year-over-year growth, excluding the collection of receivables reserved during 2020-2021
•
Increased Same Property NOI year-over-year, excluding lease termination fees and the collection of receivables reserved during 2020 and 2021, by 3.3%
•
Increased Same Property percent leased by 80 basis points year-over-year to 95.8%, and Same Property shop percent leased by 80 basis points year-over-year to 93.5%
•
Executed 2.2 million square feet of comparable new and renewal leases at blended rent spreads of +9.2% on a cash basis and +18.2% on a straight-lined basis
•
Repurchased approximately 3.3 million shares of Regency stock for $200 million, at an average price of $60.48 per share
•
Started approximately $40 million of new development and redevelopment projects, bringing year-to-date total project starts to $120 million
•
As of June 30, 2024, Regency's in-process development and redevelopment projects had estimated net project costs of $578 million
•
In May, S&P Global upgraded Regency's outlook to 'Positive' and affirmed the Company's BBB+ credit rating
•
Pro-rata net debt and preferred stock to operating EBITDAre at June 30, 2024 was 5.3x, and 5.2x as adjusted for the annualized impact of the EBITDAre contribution from Urstadt Biddle
•
Issued our annual Corporate Responsibility report in May, highlighting achievements and progress within our corporate responsibility program and initiatives

Subsequent Highlights

•
On July 31, 2024, Regency’s Board of Directors (the “Board”) declared a quarterly cash dividend on the Company’s common stock of $0.67 per share

“We drove another great quarter of leasing activity and overall results, and tenant demand remains strong for our high-quality suburban shopping centers,” said Lisa Palmer, President and Chief Executive Officer. "We also continue to identify and execute on new investment opportunities, highlighted in the second quarter by several value-creating project starts, sourcing accretive acquisitions, and executing on opportunistic share repurchases. The strength of our year-to-date results, combined with our strong pipelines of executed leases and development and redevelopment projects, position us well for future growth."

Exhibit 99.1

Financial Results

Net Income Attributable to Common Shareholders

•
For the three months ended June 30, 2024, Net Income Attributable to Common Shareholders was $99.3 million, or $0.54 per diluted share, compared to Net Income Attributable to Common Shareholders of $86.8 million, or $0.51 per diluted share, for the same period in 2023.

Nareit FFO

•
For the three months ended June 30, 2024, Nareit FFO was $196.4 million, or $1.06 per diluted share, compared to $176.8 million, or $1.03 per diluted share, for the same period in 2023.

Core Operating Earnings

•
For the three months ended June 30, 2024, Core Operating Earnings was $189.3 million, or $1.02 per diluted share, compared to $164.7 million, or $0.96 per diluted share, for the same period in 2023.

Portfolio Performance

Same Property NOI

•
Second quarter 2024 Same Property Net Operating Income (“NOI”), excluding lease termination fees and the collection of receivables reserved during 2020 and 2021, increased by 3.3% compared to the same period in 2023.
o
Same Property base rents contributed 2.9% to Same Property NOI growth in the second quarter of 2024.

Occupancy

•
As of June 30, 2024, Regency’s Same Property portfolio was 95.8% leased, flat sequentially and an increase of 80 basis points compared to June 30, 2023.
o
Same Property anchor percent leased, which includes spaces greater than or equal to 10,000 square feet, was 97.2%, an increase of 80 basis points compared to June 30, 2023.
o
Same Property shop percent leased, which includes spaces less than 10,000 square feet, was 93.5%, an increase of 80 basis points compared to June 30, 2023.
•
As of June 30, 2024, Regency’s Same Property portfolio was 92.3% commenced, an increase of 10 basis points sequentially and a decline of 30 basis points compared to June 30, 2023.

Leasing Activity

•
During the three months ended June 30, 2024, Regency executed approximately 2.2 million square feet of comparable new and renewal leases at a blended cash rent spread of +9.2% and a blended straight-lined rent spread of +18.2%.
•
During the trailing twelve months ended June 30, 2024, the Company executed approximately 7.9 million square feet of comparable new and renewal leases at a blended cash rent spread of +9.7% and a blended straight-lined rent spread of +18.5%.

Corporate Responsibility

•
On May 16, 2024, Regency issued its annual Corporate Responsibility Report, illustrating the Company’s continued commitment to and leadership in environmental, social and governance initiatives and achievements to further our business strategy and performance. The report can be found on our Corporate Responsibility website.

Exhibit 99.1

Capital Allocation and Balance Sheet

Developments and Redevelopments

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For the three months ended June 30, 2024, the Company started development and redevelopment projects with estimated net project costs of approximately $40 million, at the Company’s share.
•
As of June 30, 2024, Regency’s in-process development and redevelopment projects had estimated net project costs of $578 million at the Company’s share, 49% of which has been incurred to date.
•
Subsequent to quarter end, the Company started the ground-up development Jordan Ranch Market in a suburb of Houston. The 162,000-square-foot center will be anchored by H-E-B and will serve as the retail component of a new master-planned community.

Property Transactions

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On May 9, 2024, the Company acquired Compo Shopping Center in Westport, CT for $46 million, at Regency's share.
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On April, 8, 2024, the Company sold Tamarac Town Square for $23 million, at Regency's share.
•
On May 21, 2024, the Company sold Star's at Quincy for $42 million, at Regency's share.

Share Repurchases

•
During the quarter, the Company repurchased approximately 3.3 million shares of Regency stock for $200 million at an average price of $60.48 per share.
•
Following the second quarter repurchase activity, on July 31, 2024, Regency’s Board of Directors authorized a new share repurchase program, which authorizes the repurchase by Regency of up to $250 million of its common stock. The program will remain in place until July 30, 2026 unless earlier modified, extended or terminated in the discretion of the Board. The timing and price of share repurchases, if any, will be dependent upon market conditions and other factors.

Balance Sheet

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During the quarter, the Company repaid $250 million of 3.75% senior unsecured notes at maturity in June 2024.
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In May, S&P Global upgraded Regency's outlook to 'Positive' and affirmed the Company's BBB+ credit rating.
•
As of June 30, 2024, Regency had approximately $1.2 billion of capacity under its revolving credit facility.
•
As of June 30, 2024, Regency’s pro-rata net debt and preferred stock to operating EBITDAre was 5.2x, adjusted for the annualized impact of the EBITDAre contribution from the acquisition of Urstadt Biddle.

Common and Preferred Dividends

•
On July 31, 2024, Regency’s Board declared a quarterly cash dividend on the Company’s common stock of $0.67 per share. The dividend is payable on October 3, 2024, to shareholders of record as of September 12, 2024.
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On July 31, 2024, Regency’s Board declared a quarterly cash dividend on the Company’s Series A preferred stock of $0.390625 per share. The dividend is payable on October 31, 2024, to shareholders of record as of October 16, 2024.
•
On July 31, 2024, Regency’s Board declared a quarterly cash dividend on the Company’s Series B preferred stock of $0.367200 per share. The dividend is payable on October 31, 2024, to shareholders of record as of October 16, 2024.

Exhibit 99.1

2024 Guidance

Regency Centers is hereby providing updated 2024 guidance, as summarized in the table below. Please refer to the Company’s second quarter 2024 ‘Earnings Presentation’ and ‘Quarterly Supplemental’ for additional detail. All materials are posted on the Company’s website at investors.regencycenters.com.

Full Year 2024 Guidance (in thousands, except per share data)	YTD 2024	2024 Guidance	Previous Guidance

Net Income Attributable to Common Shareholders per diluted share	$1.12	$2.02-$2.06	$1.96-$2.02

Nareit Funds From Operations (“Nareit FFO”) per diluted share	$2.14	$4.21-$4.25	$4.15-$4.21

Core Operating Earnings per diluted share(1)	$2.06	$4.06-$4.10	$4.02-$4.08

Same property NOI growth without termination fees	2.7%	+2.25% to +2.75%	+2.0% to +2.5%

Certain non-cash items(2)	$19,642	+/-$36,000	+/-$32,000

G&A expense, net(3)	$47,835	$93,000-$95,000	$93,000-$95,000

Interest expense, net and Preferred stock dividends(4)	$100,293	$207,000-$209,000	$199,000-$201,000

Management, transaction and other fees	$12,662	+/-$25,000	+/-$25,000

Development and Redevelopment spend	$92,568	+/-$200,000	+/-$180,000

Acquisitions	$45,500	+/-$81,000	+/-$46,000
Cap rate (weighted average)	6.6%	+/- 6.5%	+/- 6.5%

Dispositions	$94,500	+/-$125,000	+/-$125,000
Cap rate (weighted average)	5.8%	+/- 5.5%	+/- 5.5%

Share/unit repurchases	$200,000	$200,000	$0

Merger-related transition expense	$4,694	+/-$7,000	+/-$7,000

Note: With the exception of per share and investment/transaction data, figures above represent 100% of Regency's consolidated entities and its pro-rata share of unconsolidated real estate partnerships.

(1)
Core Operating Earnings excludes certain non-cash items, including straight-line rents, above/below market rent amortization, debt and derivative mark-to-market amortization, as well as transaction related income/expenses and debt extinguishment charges.
(2)
Includes above and below market rent amortization, straight-line rents, and debt and derivative mark-to-market amortization.
(3)
Represents 'General & administrative, net' before gains or losses on deferred compensation plan, as reported on supplemental pages 5 and 7 and calculated on a pro rata basis.
(4)
Net of interest income; excludes debt and derivative mark-to-market amortization, which is included in Certain non-cash items.

Conference Call Information

To discuss Regency’s second quarter results and provide further business updates, management will host a conference call on Friday, August 2nd at 11:00 a.m. ET. Dial-in and webcast information is below.

Second Quarter 2024 Earnings Conference Call

Date:	Friday, August 2, 2024
Time:	11:00 a.m. ET
Dial#:	877-407-0789 or 201-689-8562
Webcast:	Second Quarter 2024 Webcast Link

Replay: Webcast Archive – Investor Relations page under Events & Webcasts

Exhibit 99.1

About Regency Centers Corporation (Nasdaq: REG)

Regency Centers is a preeminent national owner, operator, and developer of shopping centers located in suburban trade areas with compelling demographics. Our portfolio includes thriving properties merchandised with highly productive grocers, restaurants, service providers, and best-in-class retailers that connect to their neighborhoods, communities, and customers. Operating as a fully integrated real estate company, Regency Centers is a qualified real estate investment trust (REIT) that is self-administered, self-managed, and an S&P 500 Index member. For more information, please visit RegencyCenters.com.

Reconciliation of Net Income Attributable to Common Shareholders to Nareit FFO, Core Operating Earnings, and Adjusted Funds from Operations – Actual (in thousands, except per share amounts)

For the Periods Ended June 30, 2024 and 2023	Three Months Ended		Year to Date
	2024	2023	2024	2023
Reconciliation of Net Income Attributable to Common Shareholders to Nareit FFO:

Net Income Attributable to Common Shareholders	$99,255	86,782	$205,616	184,063
Adjustments to reconcile to Nareit Funds From Operations (1):
Depreciation and amortization (excluding FF&E)	107,592	89,505	211,964	178,540
Gain on sale of real estate, net of tax	(11,080)	(64)	(22,488)	(305)
Exchangeable operating partnership units	601	550	1,243	970
Nareit Funds From Operations	$196,368	176,773	$396,335	363,268

Nareit FFO per share (diluted)	$1.06	1.03	$2.14	2.11
Weighted average shares (diluted)	184,968	172,176	185,433	172,192

Reconciliation of Nareit FFO to Core Operating Earnings:

Nareit Funds From Operations	$196,368	176,773	$396,335	363,268
Adjustments to reconcile to Core Operating Earnings (1):
Not Comparable Items
Merger transition costs	2,133	-	4,694	-
Loss on early extinguishment of debt	-	-	180	-
Certain Non-Cash Items
Straight-line rent	(5,283)	(1,784)	(11,021)	(4,173)
Uncollectible straight-line rent	1,377	(1,755)	2,033	(2,390)
Above/below market rent amortization, net	(7,073)	(8,554)	(12,540)	(14,219)
Debt and derivative mark-to-market amortization	1,731	8	2,640	—
Core Operating Earnings	$189,253	164,688	382,321	342,486

Core Operating Earnings per share (diluted)	$1.02	0.96	$2.06	1.99
Weighted average shares (diluted)	184,968	172,176	185,433	172,192

Weighted Average Shares For Diluted Earnings per Share	183,868	171,275	184,332	171,369

Weighted Average Shares For Diluted FFO and Core Operating Earnings per Share	184,968	172,176	185,433	172,192

Reconciliation of Core Operating Earnings to Adjusted Funds from Operations:

Core Operating Earnings	$189,253	164,688	$382,321	342,486
Adjustments to reconcile to Adjusted Funds from Operations (1):
Operating capital expenditures	(33,886)	(21,086)	(54,738)	(38,545)
Debt cost and derivative adjustments	2,022	1,686	4,162	1,686
Stock-based compensation	4,662	4,105	9,302	4,105
Adjusted Funds from Operations	$162,051	149,393	$341,047	309,732
(1)
Includes Regency's consolidated entities and its pro-rata share of unconsolidated real estate partnerships, net of pro-rata share attributable to noncontrolling interests.

Exhibit 99.1

Reconciliation of Net Income Attributable to Common Shareholders to Pro-Rata Same Property NOI - Actual (in thousands)

For the Periods Ended June 30, 2024 and 2023	Three Months Ended		Year to Date
	2024	2023	2024	2023

Net income attributable to common shareholders	$99,255	86,782	$205,616	184,063
Less:
Management, transaction, and other fees	(6,735)	(7,106)	(13,131)	(13,144)
Other(1)	(12,726)	(12,799)	(25,313)	(22,301)
Plus:
Depreciation and amortization	100,968	83,161	198,553	165,868
General and administrative	24,238	25,065	50,370	50,345
Other operating expense	3,066	1,682	5,709	1,185
Other expense, net	31,394	35,133	60,608	69,549
Equity in income of investments in real estate partnerships excluded from NOI (2)	13,258	11,813	26,947	23,598
Net income attributable to noncontrolling interests	2,261	1,390	5,145	2,597
Preferred stock dividends	3,413	-	6,826	-
NOI	258,392	225,121	521,330	461,760

Less non-same property NOI (3)	(26,474)	135	(53,965)	(975)

Same Property NOI	$231,918	225,256	$467,365	460,785
% change	3.0%		1.4%

Same Property NOI without Termination Fees	$230,732	224,570	$464,808	455,382
% change	2.7%		2.1%

Same Property NOI without Termination Fees or Redevelopments	$195,551	192,019	$394,414	388,496
% change	1.8%		1.5%

Same Property NOI without Termination Fees or Collection of 2020/2021 Reserves	$230,732	223,404	$464,808	452,696
% change	3.3%		2.7%
(1)
Includes straight-line rental income and expense, net of reserves, above and below market rent amortization, other fees, and noncontrolling interests.
(2)
Includes non-NOI expenses incurred at our unconsolidated real estate partnerships, such as, but not limited to, straight-line rental income, above and below market rent amortization, depreciation and amortization, interest expense, and real estate gains and impairments.
(3)
Includes revenues and expenses attributable to Non-Same Property, Projects in Development, corporate activities, and noncontrolling interests.

Same Property NOI is a key non-GAAP measure used by management in evaluating the operating performance of Regency’s properties. The Company provides a reconciliation of Net Income Attributable to Common Shareholders to pro-rata Same Property NOI.

Reported results are preliminary and not final until the filing of the Company’s Form 10-Q with the SEC and, therefore, remain subject to adjustment.

The Company has published forward-looking statements and additional financial information in its second quarter 2024 supplemental package that may help investors estimate earnings. A copy of the Company’s second quarter 2024 supplemental package will be available on the Company's website at investors.regencycenters.com or by written request to: Investor Relations, Regency Centers Corporation, One Independent Drive, Suite 114, Jacksonville, Florida, 32202. The supplemental package contains more detailed financial and property results including financial statements, an outstanding debt summary, acquisition and development activity, investments in partnerships, information pertaining to securities issued other than common stock, property details, a significant tenant rent report and a lease expiration table in addition to earnings and valuation guidance assumptions. The information provided in the supplemental package is unaudited and includes non-GAAP measures, and there can be no assurance that the information will not vary from the final information in the Company’s Form 10-Q for the period ended June 30, 2024. Regency may, but assumes no obligation to, update information in the supplemental package from time to time.

Exhibit 99.1

###

Non-GAAP Disclosure

We believe these non-GAAP measures provide useful information to our Board of Directors, management and investors regarding certain trends relating to our financial condition and results of operations. Our management uses these non-GAAP measures to compare our performance to that of prior periods for trend analyses, purposes of determining management incentive compensation and budgeting, forecasting and planning purposes.

We do not consider non-GAAP measures an alternative to financial measures determined in accordance with GAAP, rather they supplement GAAP measures by providing additional information we believe to be useful to our shareholders. The principal limitation of these non-GAAP financial measures is they may exclude significant expense and income items that are required by GAAP to be recognized in our consolidated financial statements. In addition, they reflect the exercise of management’s judgment about which expense and income items are excluded or included in determining these non-GAAP financial measures. In order to compensate for these limitations, reconciliations of the non-GAAP financial measures we use to their most directly comparable GAAP measures are provided. Non-GAAP financial measures should not be relied upon in evaluating the financial condition, results of operations or future prospects of the Company.

Nareit FFO is a commonly used measure of REIT performance, which the National Association of Real Estate Investment Trusts (“Nareit”) defines as net income, computed in accordance with GAAP, excluding gains on sale and impairments of real estate, net of tax, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Regency computes Nareit FFO for all periods presented in accordance with Nareit's definition. Since Nareit FFO excludes depreciation and amortization and gains on sales and impairments of real estate, it provides a performance measure that, when compared year over year, reflects the impact on operations from trends in percent leased, rental rates, operating costs, acquisition and development activities, and financing costs. This provides a perspective of the Company’s financial performance not immediately apparent from net income determined in accordance with GAAP. Thus, Nareit FFO is a supplemental non-GAAP financial measure of the Company's operating performance, which does not represent cash generated from operating activities in accordance with GAAP; and, therefore, should not be considered a substitute measure of cash flows from operations. The Company provides a reconciliation of Net Income Attributable to Common Shareholders to Nareit FFO.

Core Operating Earnings is an additional performance measure that excludes from Nareit FFO: (i) transaction related income or expenses; (ii) gains or losses from the early extinguishment of debt; (iii) certain non-cash components of earnings derived from above and below market rent amortization, straight-line rents, and amortization of mark-to-market of debt adjustments; and (iv) other amounts as they occur. The Company provides a reconciliation of Net Income Attributable to Common Shareholders to Nareit FFO to Core Operating Earnings.

Adjusted Funds From Operations is an additional performance measure used by Regency that reflects cash available to fund the Company’s business needs and distribution to shareholders. AFFO is calculated by adjusting Core Operating Earnings ("COE") for (i) capital expenditures necessary to maintain and lease the Company’s portfolio of properties, (ii) debt cost and derivative adjustments and (iii) stock-based compensation. The Company provides a reconciliation of Net Income Attributable to Common Shareholders to Nareit FFO, to Core Operating Earnings, and to Adjusted Funds from Operations.

Forward-Looking Statements

Certain statements in this document regarding anticipated financial, business, legal or other outcomes including business and market conditions, outlook and other similar statements relating to Regency’s future events, developments, or financial or operational performance or results such as our 2024 Guidance, are “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward-looking statements are identified by the use of words such as “may,” “will,” “could,” “should,” “would,” “expect,” “estimate,” “believe,” “intend,” “forecast,” “project,” “plan,” “anticipate,” “guidance,” and other similar language. However, the absence of these or similar words or expressions does not mean a statement is not forward-looking. While we believe these forward-looking statements are reasonable when made, forward-looking statements are not guarantees of future performance or events and undue reliance should not be placed on these statements. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance these expectations will be attained, and it is possible actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks and uncertainties. Our operations are subject to a number of risks and uncertainties including, but not limited to, those risk factors described in our Securities and Exchange Commission (“SEC”) filings, our Annual Report on Form 10-K for the year ended December 31, 2023 (“2023 Form 10-K”) under Item 1A. When considering an investment in our securities, you should carefully read and consider these risks, together with all other information in our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and our other filings and submissions to the SEC. If any of the events described in the risk factors actually occur, our business, financial condition or operating results, as well as the market price of our securities, could be materially adversely affected. Forward-looking statements are only as of the date they are made, and Regency undertakes no duty to update its forward-looking statements, whether as a result of new information, future events or developments or otherwise, except as to the extent required by law. These risks and events include, without limitation:

Risk Factors Related to the Current Economic and Geopolitical Environments

Interest rates in the current economic environment may adversely impact our cost to borrow, real estate valuation, and stock price. Current economic challenges, including the potential for recession, may adversely impact our tenants and our business. Unfavorable developments affecting the banking and financial services industry could adversely affect our business, liquidity and financial condition, and overall results of operations. Additionally, current geopolitical challenges would impact the U.S. economy and our results of operations and financial condition.

Risk Factors to Regency’s Financial Performance Related to the Company’s Acquisition of Urstadt Biddle

Regency may not realize the anticipated benefits and synergies from the Urstadt Biddle merger.

Risk Factors Related to Pandemics or other Health Crises

Exhibit 99.1

Pandemics or other health crises, such as the COVID-19 pandemic, may adversely affect our tenants’ financial condition, the profitability of our properties, and our access to the capital markets and could have a material adverse effect on our business, results of operations, cash flows and financial condition.

Risk Factors Related to Operating Retail-Based Shopping Centers

Economic and market conditions may adversely affect the retail industry and consequently reduce our revenues and cash flow and increase our operating expenses. Shifts in retail trends, sales, and delivery methods between brick-and-mortar stores, e-commerce, home delivery, and curbside pick-up may adversely impact our revenues, results of operations, and cash flows. Changing economic and retail market conditions in geographic areas where our properties are concentrated may reduce our revenues and cash flow. Our success depends on the continued presence and success of our “anchor” tenants. A percentage of our revenues are derived from “local” tenants and our net income may be adversely impacted if these tenants are not successful, or if the demand for the types or mix of tenants significantly change. We may be unable to collect balances due from tenants in bankruptcy. Many of our costs and expenses associated with operating our properties may remain constant or increase, even if our lease income decreases. Compliance with the Americans with Disabilities Act and other building, fire, and safety and regulations may have a material negative effect on us.

Risk Factors Related to Real Estate Investments

Our real estate assets may decline in value and be subject to impairment losses which may reduce our net income. We face risks associated with development, redevelopment and expansion of properties. We face risks associated with the development of mixed-use commercial properties. We face risks associated with the acquisition of properties. We may be unable to sell properties when desired because of market conditions. Changes in tax laws could impact our acquisition or disposition of real estate.

Risk Factors Related to the Environment Affecting Our Properties

Climate change may adversely impact our properties directly and may lead to additional compliance obligations and costs as well as additional taxes and fees. Geographic concentration of our properties makes our business more vulnerable to natural disasters, severe weather conditions and climate change. Costs of environmental remediation may adversely impact our financial performance and reduce our cash flow.

Risk Factors Related to Corporate Matters

An increased focus on metrics and reporting relating to environmental, social, and governance (“ESG”) factors may impose additional costs and expose us to new risks. An uninsured loss or a loss that exceeds the insurance coverage on our properties may subject us to loss of capital and revenue on those properties. Failure to attract and retain key personnel may adversely affect our business and operations.

Risk Factors Related to Our Partnerships and Joint Ventures

We do not have voting control over all of the properties owned in our real estate partnerships and joint ventures, so we are unable to ensure that our objectives will be pursued. The termination of our partnerships may adversely affect our cash flow, operating results, and our ability to make distributions to stock and unit holders.

Risk Factors Related to Funding Strategies and Capital Structure

Our ability to sell properties and fund acquisitions and developments may be adversely impacted by higher market capitalization rates and lower NOI at our properties which may dilute earnings. We depend on external sources of capital, which may not be available in the future on favorable terms or at all. Our debt financing may adversely affect our business and financial condition. Covenants in our debt agreements may restrict our operating activities and adversely affect our financial condition. Increases in interest rates would cause our borrowing costs to rise and negatively impact our results of operations. Hedging activity may expose us to risks, including the risks that a counterparty will not perform and that the hedge will not yield the economic benefits we anticipate, which may adversely affect us.

Risk Factors Related to Information Management and Technology

The unauthorized access, use, theft or destruction of tenant or employee personal, financial, or other data or of Regency's proprietary or confidential information stored in our information systems or by third parties on our behalf could impact our reputation and brand and expose us to potential liabilities and adverse financial impact. The use of technology based on artificial intelligence presents risks relating to confidentiality, creation of inaccurate and flawed outputs and emerging regulatory risk, any or all of which may adversely affect our business and results of operations.

Risk Factors Related to the Market Price for Our Securities

Changes in economic and market conditions may adversely affect the market price of our securities. There is no assurance that we will continue to pay dividends at current or historical rates.

Risk Factors Related to the Company’s Qualification as a REIT

If the Company fails to qualify as a REIT for federal income tax purposes, it would be subject to federal income tax at regular corporate rates. Dividends paid by REITs generally do not qualify for reduced tax rates. Certain foreign shareholders may be subject to U.S. federal income tax on gain recognized on a disposition of our common stock if we do not qualify as a “domestically controlled” REIT. Legislative or other actions affecting REITs may have a negative effect on us or our investors. Complying with REIT requirements may limit our ability to hedge effectively and may cause us to incur tax liabilities. Partnership tax audit rules could have a material adverse effect.

Risk Factors Related to the Company’s Common Stock

Restrictions on the ownership of the Company’s capital stock to preserve its REIT status may delay or prevent a change in control. The issuance of the Company's capital stock may delay or prevent a change in control. Ownership in the Company may be diluted in the future.